Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252196), Form S-1 (No. 333-240134), and Form S-8 (No. 333-215056) of Polar Power, Inc. of our report dated March 31, 2021, relating to the financial statements of Polar Power, Inc. as of December 31, 2020 and 2019, and for the years then ended, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 31, 2021.

/s/ Weinberg & Company, P.A.

Los Angeles, California

March 31, 2021